UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022 (June 23, 2022)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	ENSCW	OTC Pink Open Market

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) was held on June 23, 2022 (the “Annual Meeting”).

(b) Two proposals were submitted to the Company’s stockholders.

1. The stockholders elected the Company’s three Class I Directors, with terms expiring in 2025:

Name	For	Against	Abstentions	Broker Non-Votes
Andrew B. Benton	15,143,513	180,580	2,510,320	6,768,343
William Chang	15,119,796	206,497	2,508,120	6,768,343
Lee Rauch	17,649,014	179,625	5,774	6,768,343

The votes properly cast “FOR” each nominee’s election exceeded the votes properly cast “AGAINST” such nominee’s election (with “ABSTENTIONS” and broker non-votes not counted as votes cast either “FOR” or “AGAINST”).

2. The stockholders ratified the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstentions
24,416,345	181,459	4,952

The proposal received the affirmative vote of a majority of the outstanding shares of Company common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions had the effect of a vote “AGAINST” the proposal. Broker non-votes had no effect on the proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2022

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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